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                                                                   EXHIBIT 23.2

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on Liberty Healthcare Limited Partnership dated November 16, 1995 except as to the information presented in Note 9, for which the date is January 16, 1996, incorporated by reference in Regency Health Services, Inc.'s Form S-4 dated August 23, 1996 and to all references to our Firm included in this registration statement.


                                       GOODMAN & COMPANY, L.L.P.

Norfolk, Virginia
August 22, 1996